Exhibit 99.1

Lesaka Released Connect Group Historical Results and Unaudited Pro Forma Financial Statements

Company to Host Webcast to Discuss Results on July 7, 2022

JOHANNESBURG, July 1, 2022 - Lesaka Technologies, Inc. ("Lesaka" or the "Company") (NasdaqGS: LSAK; JSE: LSK) today announced that the Company released Connect Group's audited historical financial statements for the two years ended February 28, 2022 ("Connect Financial Statements") and unaudited pro forma combined financial statements which can be found on the SEC.gov website at https://www.sec.gov/Archives/edgar/data/1041514/000156276222000288/0001562762-22-000288-index.htm.

In addition, the Company announced it will host a webcast on July 7, 2022, at 10:00 a.m. Eastern Time to discuss the results.

Selected Highlights from Connect Financial Statements for the Year Ended February 2022:

  Revenue increased to R5.1 billion, up 22%, underpinned by strong performance across all product lines;
  Gross Profit grew to R570 million up 37%, supported by strong revenue growth as well as an improvement in margins;
  Operating Profit for the year reached R241m up by 41% year on year; and
  EBITDA grew to R382m up 26%, outperforming EBITDA warranted in the Connect Group Transaction agreements ("Warranted EBITDA").

"Following the completion of the acquisition, we are delighted to report that Connect Group has comfortably exceeded the warranted fiscal year 2022 EBITDA of R 375 million ($24.6 million), which was part of the agreed consideration when we announced the acquisition on November 1, 2021," said Chris Meyer, Group CEO "Our companies have been working closely together now for a few months and we are very excited about the prospects for the combined group and our vision to become the leading Fintech platform in Southern Africa - improving lives by driving financial inclusion."

Summary Financial Metrics

	Feb, 2022	Feb, 2021	Change
	R millions	R millions

Gross Revenue	5 152	4 325	22%

Gross Profit	570	416	37%

Operating Profit	241	171	41%

EBITDA (note 1)	382	304	26%

Profit after Tax	124	75	65%

Note 1 -EBITDA is a non-GAAP measure as described below under "Use of Non-GAAP Measures-EBITDA." See Attachment 1 for a reconciliation of GAAP operating profit to EBITDA

Periods used in preparing Pro Forma Financial Statements:

The pro forma accounts have been prepared using the following periods, in accordance with SEC rules:

1. the unaudited pro forma combined balance sheet, which combines the historical balance sheets of the Company as of December 31, 2021, and Connect Group as of February 28, 2022 as if the acquisition had occurred on December 31, 2021.

2. the unaudited pro forma combined statement of operations for the six months ended December 31, 2021, which combines the historical statements of operations of the Company for the six months ended December 31, 2021, and of Connect Group for the six months ended February 28, 2022, as if the acquisition had occurred on July 1, 2020.

3. the unaudited pro forma combined statement of operations for the twelve months ended June 30, 2021, which combines the historical statements of operations of the Company for the year ended June 30, 2021, and of Connect Group for the twelve months ended August 31, 2021, as if the acquisition had occurred on July 1, 2020.

The full Form 8-K/A can be found on our investor relations website at SEC Filings | Lesaka Technologies.

Webcast & Conference Call Information:

The Company management will be hosting a webcast and conference call on July 7, 2022 at 10:00 a.m. Eastern Time to discuss the Connect Group results. The presentation will include

1. an overview of the combined group post acquisition;

2. a discussion of the Connect Group strategy and key products;

3. an analysis of the Connect Group's audited 28 February 2022 financial statements, including:

a. a revenue analysis by key product,

b. an adjusted gross profit calculation and discussion,

c. an EBITDA and cash flow analysis,

d. a review of the pro forma net debt position after transaction closing,

4. a review of the acquisition rationale and combined group strategy,

5. a questions and answers session.

Participating on the webcast from Lesaka's management team will be Chris Meyer, Group CEO, Naeem Kola, CFO, Lincoln Mali, CEO, Southern Africa and Steve Heilbron, CEO, Connect Group.

Participants have the option to either:

• Watch the live results presentation by webcast using the webcast link below; or

• Listen to an audio only broadcast of the results, using the conference call information below.

The Connect Group results webcast can be accessed by using the following link:

https://www.corpcam.com/Lesaka30062022. Participants who want to submit their questions real-time will be able to do so utilizing the question functionality included in this link.

The conference call can be accessed by dialing in real time. Questions can be submitted through the conference call functionality. Below are the conference call access details:

HD Web phone	Click here
Johannesburg:	011 535 3600
Johannesburg:	010 201 6800
USA and Canada:	1 508 924 4326
UK:	0 333 300 1418

The event will be webcast live on the Company's investor relations website at https://ir.lesakatech.com. A replay of the webcast will be made available on the investor relations website.

Use of Non-GAAP Measures

U.S. securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the most directly comparable GAAP measures. The presentation of EBITDA is a non-GAAP measure.

Earnings Before Interest Tax, Depreciation and Amortization "EBITDA"

EBITDA is GAAP operating profit adjusted for depreciation and amortization.

Management believes that the EBITDA metric enhances its own evaluation, as well as an investor's understanding, of the Company's financial performance. Attachment 1 presents the reconciliation between GAAP operating profit and EBITDA.

About Lesaka (www.lesakatech.com)

Lesaka Technologies, (Lesaka™) is a South African Fintech company that utilizes its proprietary banking and payment technologies to deliver superior financial services solutions to merchants (B2B) and consumers (B2C) in Southern Africa. Lesaka's mission is to drive true financial inclusion for both merchant and consumer markets through offering affordable financial services to previously underserved sectors of the economy. Lesaka offers cash management solutions, growth capital, card acquiring, bill payment technologies and value-added services to formal and informal retail merchants as well as banking, lending, and insurance solutions to consumers across Southern Africa. The Lesaka journey originally began as "Net1" in 1997 and later rebranded to Lesaka (2022). The Connect Group was acquired in 2022. As Lesaka, the business continues to grow its systems and capabilities to deliver meaningful fintech-enabled, innovative solutions for South Africa's merchant and consumer markets.

Lesaka has a primary listing on NASDAQ (NasdaqGS: LSAK) and a secondary listing on the Johannesburg Stock Exchange (JSE: LSK). Visit www.lesakatech.com for more information about Lesaka Technologies (Lesaka ™).

Forward-Looking Statements

This announcement contains forward-looking statements that involve known and unknown risks and uncertainties. A discussion of various factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed in such forward-looking statements are included in our filings with the Securities and Exchange Commission. We undertake no obligation to revise any of these statements to reflect future events.

Investor Relations Contact:

ICR

Email: LesakaIR@icrinc.com

Media Relations Contact:

Janine Bester Gertzen

Email: Janine@thenielsennetwork.com

Attachment 1

Reconciliation of operating profit to EBITDA for the years ended February 28, 2022 and 2021, under US GAAP and IFRS for SMEs:

	US GAAP		IFRS for SMEs
	2022	2021	2022	2021
	R '000	R '000	R '000	R '000
Operating profit	241,246	171,117	200,193	129,916
Add:
Depreciation	92,412	83,870	92,412	83,870
Amortization of intangible assets	48,392	48,546	48,392	48,546
Amortization of goodwill	-	-	41,053	41,201
Transaction costs	8,472	-	8,472	-
Less:
Interest on funding for lending book	(9,566)	(196)	(9,566)	(196)
EBITDA	380,956	303,337	380,956	303,337

Warranted EBITDA(A)			375,000

(A) As agreed in the Connect transaction agreements.